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Exhibit 5.0

Opinion and Consent of Counsel, Carmine Bua, Esq.:
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LAW OFFICES OF
CARMINE J. BUA                                       SUITE 333
                                             3838 CAMINO DEL RIO NORTH
                                          SAN DIEGO, CALIFORNIA 92108-1789
                                              TELEPHONE (619) 280-8000
                                              FACSIMILE (619) 280-8001

                    June 12, 2001


Board of Directors
APO Health, Inc.
3950 Oceanside Avenue
Oceanside, NY 11572

     Re:  Legal Opinion for APO Health, Inc. S-8 Registration
          Statement and My Consent for Filing this Opinion as an Exhibit to the S-8 Registration Statement

Gentlemen:

     At your request, I have examined the form of Registration Statement No. 333-____________ which APO Health, Inc. (the "Company") is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,100,000 shares of your Common Stock (the "Shares") issuable pursuant to that certain 2001 Compensation Plan I (the "Plan").

     In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

     1. Certificate of Incorporation of the Company, as amended to date;

     2.   Bylaws of the Company, as amended to date;
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     3.   Resolution adopted by the Board of Directors of the Company authorizing the issuance of the Shares pursuant to the Plan.

     4.   The Registration Statement.

     5.   The Plan.

     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

     Based on the foregoing, it is my opinion that the Shares to be issued under the Plan, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the Plan in the form referred to herein, when issued pursuant to the Plan, will be duly and validly authorized, fully paid and non-assessable.

     I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Shares described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of Nevada and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or Prospectus

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within the meaning of the term "expert" as used in Section 11 of the
Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,

                                 /S/ CARMINE J. BUA, III
                                CARMINE J. BUA, III
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